UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

Eco Depot, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-130266	80-0211079
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15954 Jackson Creek Pkwy. # B Monument, CO.	80132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 495-7955

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Election of Board Members

The following board members have been duly elected:

Steven A. Weaver
Sara K. Prescott-Weaver
Bruce A. King
Greg Strahl
Cary Harlan Black

Item 5.02 Departure of Directors or Certain Officers

Pursuant to the board of directors meeting of July 24th 2008, James Michael Ator has been dismissed for cause pursuant to the Chief Financial officer letter of engagement: Exhibit C attached.

Mr. Ator has been found to be in violation of Section 3: Duration by the party’s failure to timely or properly perform the services required in the contract resulting in automatic termination as per the contract.

Mr. Ator has been found to be in violation of Section 5: Records, due to his refusal to provide the financial records used in the preparation of the 2007 10-K Annual Report and the 1st Quarter 2008 10-Q.

Mr. Ator has been found to be in violation of Section 6: Confidential/Proprietary Information.

Confidential information was provided to Francis Abellan Villena – another employer of Mr. Ator not legally affiliated with the company.

Please refer to Exhibit A: Termination notification of James Michael Ator, which has been provided to Mr. Ator concurrent to this filing.

Please refer to Exhibit B: Minutes of the board of directors meeting dated July 24, 2008

Item 8.01 Other events

The IRS has changed the EIN number to 80-0211079. The previous number was 57-1094726

Item 9.01 Financial Statements and Exhibits

Exhibit A	Termination notification of James Michael Ator

Exhibit B	Minutes of the board of directors meeting dated July 24, 2008

Exhibit C	Chief Financial Officer Letter of Engagement

SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco Depot, Inc.

Dated this 8th day of August 8, 2008

By: /s/ Steven A. Weaver
Steven A. Weaver
President

EXHIBIT INDEX

Exhibit A	Termination notification of James Michael Ator

Exhibit B	Minutes of the board of directors meeting dated July 24, 2008

Exhibit C	Chief Financial Officer Letter of Engagement